SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is made as of August 26, 2004 (the “Amendment Closing Date”) by and among AKORN, INC., a Louisiana corporation (the “Akorn”), AKORN (NEW JERSEY), INC., an Illinois corporation (“Akorn New Jersey”, and together with Akorn, the “Companies” and each a “Company”), DR. JOHN N. KAPOOR (“Kapoor”), THE JOHN N. KAPOOR TRUST DTD 9/29/89 (the “Kapoor Trust”), LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Lenders (as hereinafter defined) (in such capacity, the “Administrative Agent”), and the financial institutions signatory hereto.

RECITALS

     A.     The Administrative Agent, the Companies and certain other financial institutions (the “Lenders”), entered into a Credit Agreement dated as of October 7, 2003 (as amended by that certain First Amendment to Credit Agreement dated as of August 12, 2004, and as may be further amended, restated, modified, and supplemented as amended, restated, modified, and supplemented, the “Credit Agreement”).

     B.     The Administrative Agent, the Companies, Kapoor, the Kapoor Trust and the Lenders signatory hereto desire to enter into this Amendment for the purpose of, among other things, (i) amending Sections 13.1.14, 13.1.15 and 13.1.16 on a conditional basis and (ii) releasing Dr. John N. Kapoor and the Kapoor Trust from the Kapoor Guaranty on a conditional basis, all of the foregoing subject to conditions and terms set forth herein.

AGREEMENT

     In consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     Definitions. Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

     2.     Amendments. Subject to conditions set forth in Section 10, upon the Effective Date (as defined below), the Credit Agreement shall be amended as follows:

          (a)     Section 13.1.14 shall be amended and restated with the following new text: “[Intentionally Reserved]”.

          (b)     Section 13.1.15 shall be amended and restated with the following new text: “[Intentionally Reserved]”.

          (c)     Section 13.1.16 shall be amended and restated with the following new text: “[Intentionally Reserved]”.

     3.     Representations and Warranties. To induce the Administrative Agent and the Lenders to execute this Amendment, each Company jointly and severally represents and warrants to the Administrative Agent and the Lenders as follows:

          (a)      Each Company is in good standing under the laws of its jurisdiction of formation and in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

          (b)     Each Company is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations hereunder.

          (c)      The execution, delivery and performance by the Companies of this Amendment do not and will not (i) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (ii) conflict with (A) any provision of law, (B) the charter, by-laws or other organizational documents of any Company or (C) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Company or any of its properties or (iii) require, or result in, the creation or imposition of any Lien on any asset of any Company.

          (d)     This Amendment is the legal, valid and binding obligation of each Company, enforceable against such Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principals of equity.

          (e)     The representations and warranties in the Loan Documents (including but not limited to Section 9 of the Credit Agreement) are true and correct in all material respects with the same effect as though made on and as of the date of this Amendment (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

          (f)     No Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

     4.     Affirmation. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents are and shall continue in full force and effect and each Company hereby fully ratifies and affirms each Loan Document to which it is a party. Reference in any of this Amendment, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement and the Kapoor Guaranty as amended hereby and as further amended, modified, restated, supplemented or extended from time to time. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents.

     5.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be effective as delivery of an original counterpart.

     6.     Headings. The headings and captions of this Amendment are for the purposes of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

     7.     Conditions to Amendment. This Amendment shall become effective upon the satisfaction in full of all of the following conditions precedent, each of which shall be satisfactory to the Administrative Agent and the Lenders:

          (a)     Amendment. The Companies shall have executed and delivered to the Administrative Agent this Amendment.

          (b)     Consent and Waiver. The Companies shall have executed, delivered and satisfied all of conditions set forth in that certain Consent and Waiver dated as of August 23, 2004 (the “Equity Proceeds Consent”) by and among the Administrative Agent, the Lenders and the Companies.

          (c)     Officer’s Certificate. Each of the Companies shall have delivered a certificate from one of its officers (i) evidencing that all corporate proceedings required to authorize the execution and delivery of this Amendment and all other documents relating hereto on behalf of the Companies have been duly taken, and (ii) which sets forth the names, offices and specimen signatures of the officers of such Company who are authorized to execute this Amendment and such other documents on behalf of such Company.

The date upon which such events have occurred is the “Effective Date.”

     8.     Further Assurances. Each Company agrees to execute and deliver in form and substance satisfactory to the Lender such further documents, instruments, amendments, financing statements and to take such further action, as may be necessary from time to time to perfect and maintain the liens and security interests created by the Loan Documents, as amended hereby.

     9.     APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

     10.     Conditional Release of the Kapoor Guaranty. Upon the Effective Date, the Administrative Agent and each of the Lenders consent to and hereby terminate the Kapoor Guaranty and release Dr. John N. Kapoor and the Kapoor Trust from all obligations under and relating to the Kapoor Guaranty. Notwithstanding the foregoing, if prior November 24, 2004, there is then pending a petition in bankruptcy court against either Company and there is then existing a claim or argument that all or any portion of the Loan Payoff Amount (as defined in the Equity Proceeds Consent) is a fraudulent transfer or a preferential payment, or should otherwise be set aside, then the preceding sentence and Section 2 of this Amendment shall be null and void and the Kapoor Guaranty and Sections 13.1.14, 13.1.15 and 13.1.16 of the Credit Agreement shall reinstate on the terms and conditions which were effective immediately prior to the execution of this Amendment. By signing as indicated below, Dr. John N. Kapoor and the Kapoor Trust hereby (i) acknowledge and consent to this Amendment and (ii) agree to the modifications and conditions set forth in this Section 10 with respect to the Kapoor Guaranty.

     11.     Acknowledgment. Each of the Companies, Kapoor and the Kapoor Trust hereby waives, discharges and forever releases the Administrative Agent and each of the Lenders, and each of said Person’s employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions that they have or may have had at any time through (and including) the date of this Amendment, against any or all of the foregoing, regardless of whether any such claims, causes of action, allegations or assertions are known to them or whether any such claims, causes of action, allegations or assertions arose as a result of the Administrative Agent’s or any Lender’s actions or omissions in connection with the Credit Agreement or any other Loan Document, including any amendments or modifications thereto, or otherwise.

[signature page follows]

     The parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.

AKORN, INC., a Louisiana corporation

By: /s/ Jeffrey A. Whitnell

Title: Chief Financial Officer

AKORN (NEW JERSEY), INC., an Illinois corporation

By: /s/ Jeffrey A. Whitnell

Title: Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent, as Issuing Lender and as a Lender

By: /s/ Patrick J. O’Toole

Title: Vice President

/s/ John N. Kapoor

Dr. John N. Kapoor

THE JOHN N. KAPOOR TRUST DTD 9/20/89

By: /s/ John N. Kapoor

Dr. John N. Kapoor, as trustee